Filed Pursuant to Rule 424(b)(3)

Registration No. 333-222190

PROSPECTUS

20,000,000 Shares of Class A Common Stock

This prospectus relates to the resale from time to time by certain selling stockholders of Cinedigm Corp. (the “Company,” “we,” “our,” or “us”) named in the prospectus of up to 20,000,000 shares of our Class A common stock, par value $0.001 per share (the “Common Stock”), issued in a private placement of Common Stock to the selling stockholders. We are registering the offer and sale of these shares to satisfy registration rights we granted to the selling shareholders pursuant to agreements described under “Selling Stockholders” beginning on page 8 of this prospectus.

The selling stockholders may offer to sell the shares of Common Stock being offered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

The shares of Common Stock are listed for trading on the Nasdaq Global Market (“Nasdaq”) under the symbol “CIDM”. On January 4, 2018, the last reported sale price of the Common Stock on Nasdaq was $1.50 per share.

We will not receive any proceeds from the resale of shares of Common Stock by the selling stockholder. We will pay the expenses of this offering, other than underwriting discounts and commissions, if any.

We may amend or supplement this prospectus from time to time. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

See “Risk Factors” beginning on page 5 for a discussion of factors that you should consider before buying shares of the Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we nor the selling shareholders have authorized anyone to provide you with different information. The selling shareholders are not making an offer of the shares in any state where such offer is not permitted.

The date of this prospectus is January 4, 2018.

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About This Prospectus

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, pursuant to which the selling stockholders named herein may, from time to time and in one or more offerings, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

You should rely only on the information provided in this prospectus or documents incorporated by reference into this prospectus. We have not, and the selling shareholders have not, authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of common stock other than the shares of our common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Forward-Looking Statements.”

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WHERE YOU CAN FIND MORE INFORMATION

We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at, and obtain a copy of any such document by mail from, the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed charges. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its charges.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to our securities described in this prospectus. This prospectus is part of such registration statement. References to the “registration statement” means the original registration statement and all amendments, including all schedules and exhibits. This prospectus does not, and any prospectus supplement will not, contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the SEC. Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus or a prospectus supplement. The registration statement is available to the public over the Internet at the SEC’s web site described above and can be read and copied at the location described above.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information contained in other documents filed separately with the SEC. This means that we can disclose important information to you by referring you to other documents filed with the SEC that contain such information. The information incorporated by reference is an important part of this prospectus and prospectus supplement. Information disclosed in documents that we file later with the SEC will automatically add to, update and change information previously disclosed. If there is additional information in a later filed document or a conflict or inconsistency between information in this prospectus or a prospectus supplement and information incorporated by reference from a later filed document, you should rely on the information in the later dated document.

We incorporate by reference the documents listed below (and the documents incorporated by reference therein) that we have previously filed:

•	our annual report on Form 10-K for the fiscal year ended March 31, 2017, filed with the SEC on June 29, 2017 (the “2017 Form 10-K”);
•	our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2017;
•	our Quarterly Report on Form 10-Q filed with the SEC on November 16, 2017;
•	two Current Reports on Form 8-K filed with the SEC on April 7, 2017;
•	our Current Report on Form 8-K filed with the SEC on May 5, 2017;
•	our Current Report on Form 8-K containing Item 1.01 and Item 9.01 disclosure filed with the SEC on June 29, 2017;
•	our Current Report on Form 8-K filed with the SEC on July 11, 2017;
•	our Current Report on Form 8-K filed with the SEC on September 1, 2017;
•	our Current Report on Form 8-K filed with the SEC on November 6, 2017;
•	our Current Report on Form 8-K filed with the SEC on November 21, 2017;
•	our Current Report on Form 8-K filed with the SEC on December 1, 2017;
•	our Current Report on Form 8-K filed with the SEC on January 2, 2018;
•	the description of our Class A common stock contained in our Registration Statement on Form 8-A (File No. 000-51910), filed with the SEC under Section 12 of the Exchange Act on April 12, 2006; and
•	the description of our Class A common stock contained in our amendment no. 1 on Form 8-A/A (File No. 001-31810), filed with the SEC under Section 12 of the Exchange Act on October 6, 2009.

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All documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

You may obtain a copy of these filings, excluding exhibits (but including exhibits that are specifically incorporated by reference in any such filing), free of charge, by oral or written request directed to: Cinedigm Corp., 45 West 36th Street, 7th Floor, New York, New York 10018, Attention: General Counsel, Telephone (212) 206-8600. In addition, these filings are available on our web site at www.cinedigm.com.

FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus or incorporated by reference into this prospectus constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “plan,” “intend” or “anticipate” or the negative thereof or comparable terminology, or by discussion of strategy. Forward-looking statements represent as of the date of this prospectus our judgment relating to, among other things, future results of operations, growth plans, sales, capital requirements and general industry and business conditions applicable to us. Such forward-looking statements are based largely on our current expectations and are inherently subject to risks and uncertainties. Our actual results could differ materially from those that are anticipated or projected as a result of certain risks and uncertainties, including, but not limited to, a number of factors, such as:

•	successful execution of our business strategy, particularly for new endeavors;
•	the performance of our targeted markets;
•	competitive product and pricing pressures;
•	changes in business relationships with our major customers;
•	successful integration of acquired businesses;
•	the content we distribute through our in-theatre, on-line and mobile services may expose us to liability;
•	general economic and market conditions;
•	the effect of our indebtedness on our financial condition and financial flexibility, including, but not limited to, the ability to obtain necessary financing for our business; and
•	the other risks and uncertainties that are described under “Risk Factors” and elsewhere in this prospectus and from time to time in our filings with the SEC.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in our forward-looking statements. Except as otherwise required to be disclosed in periodic and current reports required to be filed by public companies with the SEC pursuant to the SEC's rules, we have no duty to update these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, we cannot assure you that the forward-looking information contained in this prospectus will in fact transpire.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, any prospectus supplement and the documents incorporated by reference. It does not contain all of the information that you should consider before making a decision to invest in the Common Stock. You should read carefully the entire prospectus, any applicable prospectus supplement and the documents incorporated by reference, including “Risk Factors” and the Consolidated Financial Statements and Notes thereto included elsewhere or incorporated by reference in this prospectus or any prospectus supplement.

In this prospectus, “Cinedigm”, “we,” “us,” “our” and the “Company” refer to Cinedigm Corp. and its subsidiaries unless the context otherwise requires.

OUR BUSINESS

OVERVIEW

Cinedigm was incorporated in Delaware on March 31, 2000. We are (i) a leading distributor and aggregator of independent movie, television and other short form content managing a library of distribution rights to thousands of titles and episodes released across digital, physical, and home and mobile entertainment platforms as well as (ii) a leading servicer of digital cinema assets on over 12,000 domestic and foreign movie screens.

Since our inception, we have played a significant role in the digital distribution revolution that continues to transform the media landscape. In addition to our pioneering role in transitioning over 12,000 movie screens from traditional analog film prints to digital distribution, we have become a leading distributor of independent content, both through organic growth and acquisitions. We distribute products for major brands such as the Discovery Networks, National Geographic and Scholastic as well as leading international and domestic content creators, movie producers, television producers and other short form digital content producers. We collaborate with producers, major brands and other content owners to market, source, curate and distribute quality content to targeted audiences through (i) existing and emerging digital home entertainment platforms, including but not limited to, iTunes, Amazon Prime, Netflix, Hulu, Xbox, PlayStation, and cable video-on-demand ("VOD") and (ii) physical goods, including DVD and Blu-ray Discs. In addition, we operate a growing number of branded and curated over-the-top ("OTT") entertainment channels, including Docurama, CONtv and Dove Entertainment Channel.

We report our financial results in four primary segments as follows: (1) the first digital cinema deployment (“Phase I Deployment”), (2) the second digital cinema deployment (“Phase II Deployment”), (3) digital cinema services (“Services”) and (4) media content and entertainment group (“Content & Entertainment”). The Phase I Deployment and Phase II Deployment segments are the non-recourse, financing vehicles and administrators for our digital cinema equipment (the “Systems”) installed in movie theatres throughout the United States and Canada, and in Australia and New Zealand. Our Services segment provides fee-based support to over 12,000 movie screens in our Phase I Deployment and Phase II Deployment segments as well as directly to exhibitors and other third party customers in the form of monitoring, billing, collection and verification services. Our Content & Entertainment segment is a market leader in: (1) ancillary market aggregation and distribution of entertainment content, and (2) branded and curated OTT digital network business providing entertainment channels and applications.

We are structured so that our digital cinema business (collectively, our Phase I Deployment, Phase II Deployment and Services segments) operates independently from our Content & Entertainment business. As of September 30, 2017, we had approximately $48.8 million of outstanding debt principal that relates to, and is serviced by, our digital cinema business and is non-recourse to us. We also had approximately $74.6 million of outstanding debt principal that is a part of our Content & Entertainment segment, of which $46.8 million was retired subsequent to September 30, 2017.

OUR PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 45 West 36th Street, 7th Floor, New York, New York 10018, and our telephone number is 212-206-8600. Our e-mail address is info@cinedigm.com and our web site address is www.cinedigm.com. Information accessed on or through our web site does not constitute a part of this prospectus.

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THE OFFERING

Selling stockholders	Bison Entertainment Investment Limited and McGurk Living Trust, including their transferees, pledgees, donees or successors

Securities that may be offered by the selling stockholders from time to time	Up to 20,000,000 shares of Common Stock

Use of proceeds	We will not receive any proceeds from the resale of shares of Common Stock by the selling stockholders.

Nasdaq symbol	CIDM

When we refer to the “selling stockholders” in this prospectus, we are referring to the entities named in this prospectus as the selling stockholders and, as applicable, any pledgee, assignee, permitted transferee or other successor-in-interest selling shares received after the date of this prospectus from the selling stockholders as a pledge, assignment or other transfer that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

This prospectus contains our trademarks, tradenames and servicemarks and also contains certain trademarks, tradenames and servicemarks of other parties.

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RISK FACTORS

An investment in our securities involves a high degree of risk and uncertainty. In addition to the other information included in this prospectus, you should carefully consider each of the risk factors set forth in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q on file with the SEC, which are incorporated by reference into this prospectus, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus. The risks described are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the risks described occur, our business, financial condition, results of operations and prospects could be materially adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part or your investment. In assessing these risks, you should also refer to the other information included or incorporated by reference in this prospectus.

Risks Related to Our Common Stock and this Offering

Risks Related to our Common Stock

The liquidity of the Common Stock is uncertain; the limited trading volume of the Common Stock may depress the price of such stock or cause it to fluctuate significantly.

Although the Common Stock is listed on Nasdaq, there has been a limited public market for the Common Stock and there can be no assurance that a more active trading market for the Common Stock will develop. As a result, you may not be able to sell your shares of Common Stock in short time periods, or possibly at all. The absence of an active trading market may cause the price per share of the Common Stock to fluctuate significantly.

Substantial resales or future issuances of our Common Stock could depress our stock price.

The market price for the Common Stock could decline, perhaps significantly, as a result of resales or issuances of a large number of shares of the Common Stock in the public market or even the perception that such resales or issuances could occur, including resales of the shares being registered hereunder pursuant to the registration statement of which this prospectus is a part. In addition, we have issued a substantial number of outstanding options, warrants and other securities convertible into shares of Common Stock that may be exercised in the future. Certain holders of our securities, including with respect to shares of Common Stock issuable in exchange for warrants, have demand and piggy-back registration rights. These factors could also make it more difficult for us to raise funds through future offerings of our equity securities.

You will incur substantial dilution as a result of certain future equity issuances.

We have a substantial number of options, warrants and other securities currently outstanding which may be immediately exercised or converted into shares of Common Stock. To the extent that these options, warrants or similar securities are exercised or converted, or to the extent we issue additional shares of Common Stock in the future, as the case may be, there will be further dilution to holders of shares of the Common Stock.

Our issuance of preferred stock could adversely affect holders of Common Stock.

Our board of directors is authorized to issue series of preferred stock without any action on the part of our holders of Common Stock. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, preferences over our Common Stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of our Common Stock or the price of our Common Stock could be adversely affected.

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Provisions of our certificate of incorporation and Delaware law could make it more difficult for a third party to acquire us.

Provisions of our certificate of incorporation could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders.

Our certificate of incorporation authorizes the issuance of 15,000,000 shares of preferred stock. The terms of our preferred stock may be fixed by the company’s board of directors without further stockholder action. The terms of any outstanding series or class of preferred stock may include priority claims to assets and dividends and special voting rights, which could adversely affect the rights of holders of Common Stock. Any future issuance(s) of preferred stock could make the takeover of the company more difficult, discourage unsolicited bids for control of the company in which our stockholders could receive premiums for their shares, dilute or subordinate the rights of holders of Common Stock and adversely affect the trading price of the Common Stock.

Our stock price has been volatile and may continue to be volatile in the future; this volatility may affect the price at which you could sell our Common Stock.

The trading price of the Common Stock has been volatile and may continue to be volatile in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on an investment in the Common Stock:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
•	changes in the market’s expectations about our operating results;
•	success of competitors;
•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;
•	changes in financial estimates and recommendations by securities analysts concerning us, the market for digital and physical content, content distribution and entertainment in general;
•	operating and stock price performance of other companies that investors deem comparable to us;
•	our ability to market new and enhanced products on a timely basis;
•	changes in laws and regulations affecting our business or our industry;
•	commencement of, or involvement in, litigation involving us;
•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
•	the volume of shares of the Common Stock available for public sale;
•	any major change in our board of directors or management;
•	sales of substantial amounts of Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and
•	general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of the Common Stock irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of the Common Stock, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies that investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of the Common Stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our fifth amended and restated certificate of incorporation and bylaws, as amended, contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
•	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

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•	the ability of our board of directors to determine to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;
•	the requirement that an annual meeting of stockholders may be called only by the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;
•	limiting the liability of, and providing indemnification to, our directors and officers;
•	controlling the procedures for the conduct and scheduling of stockholder meetings; and
•	providing that directors may be removed prior to the expiration of their terms by the Board of Directors only for cause.

These provisions, alone or together, could delay hostile takeovers and changes in control of the Company or changes in our management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation Law (the “DGCL”), which prevents some stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations without approval of the holders of substantially all of our outstanding common stock. Any provision of our certificate of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for the Common Stock.

We may not be able to maintain the listing of our Common Stock on Nasdaq, which may adversely affect the ability of purchasers of Common Stock in this offering to resell their securities in the secondary market.

If the Company were unable to meet the continued listing criteria of Nasdaq and the Common Stock became delisted, trading of the Common Stock could thereafter be conducted in the over-the-counter markets in the OTC Pink, also known as “pink sheets” or, if available, on the OTC Bulletin Board.

Any such delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the loss of confidence in our financial stability by suppliers, customers and employees. Investors would likely find it more difficult to dispose of, or to obtain accurate market quotations for, the Common Stock, as the liquidity that Nasdaq provides would no longer be available to investors. In addition, the failure of our Common Stock to continue to be listed on the Nasdaq could adversely impact the market price for the Common Stock, and we could face a lengthy process to re-list the Common Stock, if we are able to re-list the Common Stock.

We have no present intention of paying dividends on our Common Stock.

We have never paid any cash dividends on our Common Stock and have no present plans to do so. As a result, you may not receive any return on an investment in our Common Stock unless you sell the shares for a price greater than that which you paid for them.

Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements.

Our business and operations may consume resources faster than we anticipate, or we may require additional funds to pursue acquisition or expansion opportunities. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to common stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of our Common Stock, diluting their interest or being subject to rights and preferences senior to their own.

USE OF PROCEEDS

We will receive no proceeds from the sale of any of or all of the shares being offered by the selling stockholders under this prospectus. The selling stockholders will receive all of the proceeds from this offering.

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The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, and our independent registered public accountants.

SELLING STOCKHOLDERS

The following table sets forth as of December 15, 2017, certain information with respect to the beneficial ownership of the Common Stock as to the selling stockholders.

	Shares Beneficially Owned Prior to Offering		Shares which may be offered Pursuant to this Offering	Shares Beneficially Owned After Offering
Name	Number	Percent (a)	Number	Number (b)	Percent (a)

Bison Entertainment Investment Limited (c)	19,666,667	56%	19,666,667	0	—

McGurk Living Trust (d)	382,333	1.1%	333,333	49,000		*

* Less than 1%.

(a)	Applicable percentage of ownership is based on 34,824,600 shares of Common Stock issued and outstanding as of December 15, 2017 together with all applicable options, warrants and other securities convertible into shares of Common Stock for the named stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after December 15, 2017 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares shown.
(b)	Assumes sale of all shares offered under this prospectus.
(c)	Bison Entertainment Investment Limited is wholly owned by Bison Entertainment and Media Group, which is wholly owned by Bison Capital Holding Company Limited. Fengyun Jiang is the sole owner of Bison Capital Holding Company Limited. Peixin Xu is Ms. Jiang’s spouse and is a member of the Company’s Board of Directors.
(d)	Christopher J. McGurk is a trustee of McGurk Living Trust and has voting and dispositive control over such securities. Mr. McGurk is the Company’s Chief Executive Officer and Chairman of the Board of Directors.

On November 1, 2017, pursuant to the Stock Purchase Agreement dated as of June 29, 2017, by and between the Company and Bison Entertainment Investment Limited, the Company issued and sold to Bison Entertainment Investment Limited 19,666,667 shares of the Company’s Common Stock. As a result, Bison Entertainment Investment Limited has the right to, and did, nominate two candidates to serve as directors of the Company. Such nominees were appointed on, and have served as directors since, November 1, 2017.

On November 1, 2017, pursuant to the Stock Purchase Agreement dated as of November 1, 2017, by and between the Company and McGurk Living Trust, the Company issued and sold to McGurk Living Trust 333,333 shares of Common Stock. Christopher J. McGurk, our Chairman and Chief Executive Officer, is a trustee of McGurk Living Trust. On November 1, 2017, Mr. McGurk entered into a Voting Agreement with the Company pursuant to which he agreed to vote shares of Common Stock owned or controlled by him in favor of the designees of Bison Entertainment Investment Limited to the Company’s Board of Directors in future elections, among other things, subject to the terms thereof.

On November 1, 2017, we entered into a registration rights agreement with each of Bison Entertainment Investment Limited and McGurk Living Trust (the “Registration Rights Agreement”), for the resale of the shares of our Common Stock that they own. This registration statement is being filed to satisfy our obligations under the Registration Rights Agreement.

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PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	an underwritten offering on a firm commitment or best efforts basis;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchasers of shares, from the purchasers) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of Common Stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus.

The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In the event that any of the selling stockholders is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

Each selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of Common Stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of Common Stock by the selling stockholder. If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Common Stock, if required, we will file a supplement to this prospectus. If the selling stockholder uses this prospectus for any sale of the shares of Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act, unless an exemption therefrom is available.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to this prospectus.

The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, the anti-manipulation rules of Regulation M under the Exchange Act, as applicable to such selling stockholders in connection with resales of its respective shares under this registration statement.

Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the offered securities has been passed on for us by Kelley Drye & Warren LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Cinedigm Corp. as of March 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive loss, deficit and cash flows for each of the years in the two-year period ended March 31, 2017 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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